Exhibit 1.1

EXECUTION COPY

LEXINGTON REALTY TRUST

(a Maryland real estate investment trust)

6,000,000 Shares

Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share

PURCHASE AGREEMENT

Dated: February 9, 2007

EXECUTION COPY

LEXINGTON REALTY TRUST

(a Maryland real estate investment trust)

6,000,000 Shares

Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share

PURCHASE AGREEMENT

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

as Representative of the several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company’s Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share, set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 900,000 additional shares of such preferred stock to cover overallotments, if any. The aforesaid 6,000,000 shares of preferred stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 900,000 shares of preferred stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-121708), including the related preliminary prospectus or prospectuses, which registration statement became effective under the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as

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“Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.	Representations and Warranties.

Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(i) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)             Status as a Well-Known Seasoned Issuer. (A) At the time of the most recent amendment to the Original Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus and (B) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii)            Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective on January 31, 2005. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the

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Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR in all material respects, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) the Statutory Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time of the filing of the Final Term Sheet, the General Disclosure Package, when considered together with the Final Term Sheet (as defined in Section 3(b)), will not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:00 pm (Eastern time) on February 9, 2007 or such other time as agreed by the Company and Merrill Lynch.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in

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the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Merrill Lynch as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(iii)           Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)          Content of 1934 Act Reports. All documents filed under the 1934 Act and incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus (the “1934 Act Reports”) (i) did not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the disclosure, form and other requirements of the 1934 Act, and (iii) there are no contracts or other documents required to be described therein or to be filed as exhibits thereto which have not been described or filed as required by the 1934 Act.

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(v)          Offering Materials Furnished to Underwriters. The Company has delivered or will deliver to the Underwriters the Registration Statement and Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested.

(vi)          The Purchase Agreement. The Company has all requisite trust, limited partnership or other applicable power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(vii)         No Material Adverse Change. Except as otherwise disclosed in the General Disclosure Package, the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package, the Registration Statement and the Prospectus: (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, considered as one entity, or a material adverse effect on the performance by the Company pursuant to this Agreement, the Securities or the consummation of any of the transactions contemplated hereby or thereby (any such change is called a “Material Adverse Change”); (ii) neither the Company nor its subsidiaries, considered as one entity, have incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) other than dividends paid on the Company’s outstanding Common Shares (as defined below) and the Series B Cumulative Redeemable Preferred Shares and Series C Cumulative Convertible Preferred Shares (collectively, the “Trust Preferred Shares”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock except in connection with the Company’s Section 10b-18 repurchases and redemptions and repurchases in connection with the conversion of limited partnership interests in the Partnerships.

(viii)        Independent Accountants. Each of KPMG LLP, Deloitte & Touche LLP and Imowitz, Koenig & Co., who have expressed their opinions with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included in the Registration Statement, General Disclosure Package and the Prospectus, are independent registered public accounting firms as required by the 1933 Act and the 1934 Act.

(ix)          Preparation of the Financial Statements. The financial statements included in the General Disclosure Package, Prospectus and the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the General Disclosure Package, Prospectus and the Registration Statement present fairly the information stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the 1934 Act and the 1933 Act and have been prepared in conformity with generally accepted accounting principles as

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applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be filed pursuant to the 1934 Act. The selected financial data and summary financial information contained in the General Disclosure Package, Prospectus and the Registration Statement fairly present the information set forth therein on a basis consistent with that of (i) the audited financial statements contained in the Lexington Master Limited Partnership (“MLP”)’s most recent Annual Report on Form 10-K, as retrospectively adjusted in the MLP’s Current Report on Form 8-K dated January 18, 2007, and (ii) the audited financial statements contained in the Company’s most recent Annual Report on Form 10-K/A, as retrospectively updated in the Company’s Current Report on Form 8-K dated October 10, 2006. The pro forma financial information and the related notes thereto included in the General Disclosure Package, Prospectus and the Registration Statement (i) present fairly the information shown therein, (ii) comply as to form with the applicable accounting requirements of Regulation S-X under the 1933 Act and (iii) include all significant adjustments necessary to give effect to the merger of Newkirk Realty Trust, Inc. into the Company. In addition, the assumptions underlying the foregoing pro forma financial information are reasonable and are set forth in the General Disclosure Package, Prospectus and the Registration Statement. Any non-GAAP financial measures, as defined under Regulation G under the 1933 Act, included in the General Disclosure Package, Prospectus and the Registration Statement are permitted for use in documents filed with the Commission. The ratio of earnings to fixed charges contained in the General Disclosure Package, Prospectus and the Registration Statement has been calculated in accordance with Item 503(d) of Regulation S-K. The Company meets the conditions set forth in Rule 3-01(c) of Regulation S-X under the 1933 Act.

(x)           Organization and Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries has been duly incorporated, formed or organized, as the case may be, and is validly existing as a corporation, partnership, limited liability company or other legal entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation and has full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package, Prospectus and the Registration Statement (except, in the case of any subsidiary of the Company, where the failure to maintain such good standing and valid existence or possess such corporate or other power and authority would not result in a Material Adverse Change) and, in the case of the Company, to enter into and perform its obligations under this Agreement. The Company and each of its subsidiaries is duly qualified as a foreign corporation or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock, membership interests, partnership interests or similar equity interests of the Company and each of its subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and the equity interests in each subsidiary which are owned by the Company, directly or through subsidiaries, are free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. There are no subsidiaries of the Company other than the subsidiaries listed on Schedule D attached hereto. Except as set forth on Schedule D attached hereto, there are no subsidiaries of the Company that meet the definition of “significant subsidiaries” under Regulation S-X under the 1933 Act.

(xi)          The Securities. The Company has all requisite trust power and authority to execute, issue, sell and perform its obligations under the Securities. The Securities have been duly authorized by the Company and, when duly executed by the Company in accordance with

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the terms of the Articles Supplementary, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued and delivered, fully paid and nonassessable. The Securities will conform in all material respects to the description thereof in each of the General Disclosure Package, Prospectus and the Registration Statement.

(xii)         Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as described in the General Disclosure Package, Prospectus and the Registration Statement (other than for subsequent issuances, if any, pursuant to employee benefit plans or dividend reinvestment plans, upon redemption of OP Units (as defined below) or conversion of Joint Venture Interests (as defined below) or Trust Preferred Shares or upon exercise of outstanding options). The Trust Preferred Shares and the Company’s shares of beneficial interest classified as common stock, par value $0.0001 (the “Common Shares”) conform in all material respects to the description thereof contained in the General Disclosure Package, Prospectus and the Registration Statement. All of the issued and outstanding Trust Preferred Shares and Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been offered, sold and issued in compliance with federal and state securities laws. All of the issued and outstanding units of limited partnership interest (the “OP Units”) in each of the MLP, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II, L.P., and Net 3 Acquisition L.P (collectively, the “Partnerships”) have been duly authorized by the Company and such Partnership, as applicable. None of the outstanding Trust Preferred Shares or Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company and the holders of outstanding OP Units in the Partnerships and outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock or ownership interests in the Company or any of its subsidiaries other than those accurately described in the General Disclosure Package, Prospectus and the Registration Statement. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the General Disclosure Package, Prospectus and the Registration Statement accurately and fairly presents the information shown with respect to such plans, arrangements, options and rights. “Joint Venture Interests” means equity, limited liability company interests or limited partnership interests held by persons or entities other than the Company, any Partnership or any of their consolidated subsidiaries in any of Lexington Acquiport Company LLC, Lexington Acquiport Company II, LLC, Lexington/Lion Venture L.P. and Triple Net Investment Company LLC. The Company’s outstanding voting stock held by non-affiliates has a market value in excess of $150,000,000.

(xiii)        Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company, any Partnership nor any of their subsidiaries is in violation of its respective charter, declaration of trust, by-laws, certificate of formation, partnership agreement, operating agreement or similar documents or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company, any Partnership or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, any Partnership or any of their subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The issue and sale of the Securities, the execution, delivery and performance of this Agreement, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the General Disclosure Package, Prospectus and the Registration

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Statement and the consummation of the transactions contemplated hereby and thereby and by the General Disclosure Package, Prospectus and the Registration Statement (i) will not result in any violation of the provisions of the respective charter, declaration of trust, by-laws, certificate of formation, partnership agreement, operating agreement or similar documents of the Company, any Partnership or any subsidiary thereof (except, solely with respect to subsidiaries of the Company or subsidiaries of any Partnership, where such violation would not, individually or in the aggregate, result in a Material Adverse Change), (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Partnership or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events (as defined below), liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, statute, rule, regulation, judgment, order or decree, administrative regulation or administrative or court decree applicable to the Company, any Partnership or any subsidiary or any of its or their property except where such violation would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and by the General Disclosure Package, Prospectus and the Registration Statement and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the General Disclosure Package, Prospectus and the Registration Statement, except for the filing of the Prospectus by the Company with the Commission pursuant to the 1933 Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, any Partnership or any of its or their subsidiaries.

(xiv)        No Material Actions or Proceedings. Except as otherwise disclosed in the General Disclosure Package, Prospectus and the Registration Statement , there are no legal or governmental actions, suits, investigations or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company, any Partnership or any of their subsidiaries, (ii) which has as the subject thereof any officer or trustee of, or property owned or leased to or by, the Company, any Partnership or any of its or their subsidiaries or (iii) relating to environmental or discrimination matters, which, in the case of (i), (ii) or (iii), would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company, any Partnership or any of its or their subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent and neither the Company nor any Partnership is aware of any existing or imminent labor disturbance by the employees at any of its or its subsidiaries’ principal suppliers, contractors or customers that could result in a Material Adverse Change.

(xv)         Intellectual Property Rights. The Company, the Partnerships and their respective subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual

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Property Rights”) reasonably necessary to conduct their businesses as now conducted or as proposed to be conducted in the General Disclosure Package, Prospectus and the Registration Statement , and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company, any Partnership, nor any of their subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company and the Partnerships are not parties to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the General Disclosure Package, Prospectus and the Registration Statement and are not described in all material respects. None of the technology employed by the Company or any Partnership has been obtained or is being used by the Company or any Partnership in violation of any contractual obligation binding on the Company, any Partnership or, to the Company’s knowledge, any of their officers, trustees or employees or is otherwise in violation of the rights of any persons, except for violations which would not, individually or in the aggregate, result in a Material Adverse Change.

(xvi)        All Necessary Permits, etc. The Company, the Partnerships and each of their respective subsidiaries possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificate, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Change, and neither the Company, nor any Partnership, nor any of it or their subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(xvii)       Title to Properties. Each of the Company, the Partnerships and each of their subsidiaries owns or leases all such properties as are necessary to the conduct of its or their respective operations as presently conducted. The Company, the Partnerships and each of its or their subsidiaries has good and marketable title to all the properties and assets reflected as owned in the Company’s consolidated financial statements (and schedules thereto) or elsewhere in the General Disclosure Package, Prospectus and the Registration Statement , in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except where the existence of any security interest, mortgage, lien, encumbrance, equity, claim or other defect would not, individually or in the aggregate, result in a Material Adverse Change. The real property, improvements, equipment and personal property leased to third parties by the Company, the Partnerships, or any of its or their subsidiaries are held under valid and enforceable leases, except where the invalidity or unenforceability of any leases would not, individually or in the aggregate, result in a Material Adverse Change, and, except as otherwise disclosed in the General Disclosure Package, Prospectus and the Registration Statement, no lessee of any such real property, improvements, equipment or personal property is in violation, in any material respect, of such lease, nor has the Company or any Partnership, or any of its or their subsidiaries, or any such lessee commenced or, to the best of the Company’s knowledge, threatened, any action, suit, investigation or proceeding relating to such lease or any terms thereof on any such property, except such as would not, individually or in the aggregate, result in a Material Adverse Change.

(xviii)      Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes shown as due thereon and, if due and payable, any

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related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except where the failure to file such returns would not result, individually or in the aggregate, in a Material Adverse Change. To the knowledge of the Company, there is no tax deficiency likely to be asserted against the Company or any of its subsidiaries. All tax liabilities, if any, of the Company and each of its subsidiaries are adequately provided for on the respective books of the entities.

(xix)        Qualification as a Real Estate Investment Trust. The Company is organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation has enabled it and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xx)         Partnership Qualification. Each of the Partnerships is treated as a partnership for federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation.

(xxi)        Company Not an “Investment Company.” Each of the Company and the Partnerships are not, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the General Disclosure Package, Prospectus and the Registration Statement will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(xxii)       Insurance. Each of the Company, the Partnerships and their subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary for their respective businesses including, but not limited to, policies covering real and personal property owned or leased by the Company, the Partnerships and its and their subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against. All such policies of insurance are in full force and effect. There are no claims by the Company, the Partnerships or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such denial or defense would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company, the Partnerships nor any of its or their subsidiaries has been refused insurance coverage sought or applied for and neither the Company, the Partnerships nor any of its or their subsidiaries has reason to believe that it or any such subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(xxiii)      No Price Stabilization or Manipulation. The Company and the Partnerships have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate resale of the Securities. The Company and the Partnerships acknowledge that the Underwriters may engage in passive market making transactions in the Securities in accordance with Regulation M under the 1934 Act.

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(xxiv)    No Unlawful Contributions or Other Payments. Neither the Company, the Partnerships nor any of their respective subsidiaries nor, to the knowledge of the Company, any trustee, officer, agent, employee or affiliate of the Company, the Partnerships or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation of such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Partnerships, their respective subsidiaries and, to the knowledge of the Company, their affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxv)       Company’s Internal and Disclosure Controls. The Company, and each of its respective consolidated subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is accumulated and communicated to management of the Company and its consolidated subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP or Deloitte & Touche LLP and the audit committee of the board of trustees of the Company, (i) the Company has not been advised of (A) any material weakness in the design or operation of internal controls that would adversely affect the ability of the Company or any of its consolidated subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no changes in internal controls or in other factors that would materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvi)      Compliance with Environmental Laws. Except as (x) otherwise described in the General Disclosure Package, Prospectus and the Registration Statement or (y) would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company, the Partnerships, nor any of its or their subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions,

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discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Partnerships or their subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, the Partnerships or any of its or their subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Partnerships or any of its or their subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or the Partnerships and subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Company, the Partnerships or any of its or their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company, the Partnerships or any of its or their subsidiaries or any person or entity whose liability for any Environmental Claim the Company, the Partnerships or any of its or their subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, the Partnerships or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, the Partnerships, or any of its or their subsidiaries has retained or assumed either contractually or by operation of law. Except as set forth in the General Disclosure Package, Prospectus and the Registration Statement , neither the Company, the Partnerships nor any of its or their subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Responses Compensation and Liability Act of 1980, as amended.

(xxvii)     Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company and the Partnerships conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, the Partnerships and their respective subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company and the Partnerships have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(xxviii)    ERISA Compliance. The Company, the Partnerships and their respective subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Partnerships and their respective subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all

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material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, the Partnerships or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code, of which the Company, the Partnerships or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Partnerships, their subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Partnerships, their respective subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Partnerships, their respective subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, the Partnerships, their respective subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxix)      Brokers. Except as disclosed in the General Disclosure Package, Prospectus and the Registration Statement , there is no broker, finder or other party that is not an Underwriter that is entitled to receive from the Company or the Partnerships, any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(xxx)       No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company, the Partnerships or any of their respective subsidiaries to or for the benefit of any of the officers or trustees of the Company or any of their family members, except as disclosed in the General Disclosure Package, Prospectus and the Registration Statement .

(xxxi)      Compliance with Laws. The Company and the Partnerships have not been advised, and have no reason to believe, that they and each of their respective subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(xxxii)     Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(xxxiii)    Dividends and Loans. No subsidiary of the Company or of any Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Company or such Partnership, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or such Partnership any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or such Partnership or any other subsidiary of the Company, except as described in or contemplated by the General Disclosure Package, Prospectus and the Registration Statement .

(xxxiv)   Sarbanes-Oxley; NYSE Listing Standards. There is and has been no failure on the part of the Company and any of the Company’s trustees or officers, in their capacities as such,

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to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 of the Sarbanes-Oxley Act related to loans and Sections 302 and 906 thereof related to certifications. The Company is in compliance in all material respects with the current listing standards of the New York Stock Exchange.

(xxxv)    Recordkeeping and Reporting. The operations of the Company, the Partnerships and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Partnerships or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvi)   Treasury Department Sanctions. Neither the Company, the Partnerships nor any of their respective subsidiaries nor, to the knowledge of the Company, any trustee, officer, agent, employee or affiliate of the Company or any Partnership or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(xxxvii)  Partnership Agreements. The limited partnership agreement of each Partnership, including any amendments thereto, has been duly and validly authorized, executed and delivered by the Company or its wholly owned subsidiary Lex GP-1 Trust and, to the best knowledge of the Company, all the partners of such Partnership, and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(xxxviii)                 Statistical Data. The statistical data included or incorporated by reference in the Pricing Disclosure Package and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Pricing Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.	Sale and Delivery to Underwriters; Closing.

(a)          Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

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(b)          Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants a one time option to the Underwriters, severally and not jointly, to purchase up to an additional 900,000 shares of the Company’s Series D Cumulative Redeemable Preferred Stock at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c)	[Intentionally omitted]

(d)           Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Katten Muchin Rosenman LLP , or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

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(e)          Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.       Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company has paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)           Filing of Amendments and 1934 Act Documents; Preparation of Final Term Sheet. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company will give the Representative notice of its intention to make any filings made pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such

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document to which the Representative or counsel for the Underwriters shall reasonably object. A final term sheet will be prepared (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the parties, and the Company shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representative with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall object.

(c)	[Intentionally omitted]

(d)           Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)            Blue Sky Qualifications. The Company will use its best efforts in assisting the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign

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corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(g)           Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)             Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(j)             Restriction on Sale of Securities. During a period of 30 days after the date of the Prospectus the Company will not, without first obtaining the written consent of the Representative, offer, sell, grant any option for the sale of, contract to sell or otherwise issue, transfer or dispose of any shares of beneficial interest which are substantially similar to the Securities (except for shares of beneficial interest issued pursuant to employee benefit plans, employee share option plans or as partial or full payment for properties to be acquired by the Company), or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of beneficial interest which are substantially similar to the Securities, whether any such swap or transaction described above is to be settled by delivery of shares of beneficial interest which are substantially similar to the Securities, in cash or otherwise.

(k)           Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)             Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this Section 3(l) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the 1934 Act or 1934 Act Regulations.

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SECTION 4.	Payment of Expenses.

(a)           Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) subject to the prior approval of the Company, the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (vii) any fees payable in connection with the rating of the Securities, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (ix) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the fifth paragraph of Section 1(ii).

(b)           Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

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(b)          Opinion of Counsel for Company. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Paul Hastings Janofsky & Walker, counsel for the Company, and Venable LLP, special Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A and B, respectively, hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)           Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Katten Muchin Rosenman LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (iv), (v), the second clause of (vii), and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)           Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e)           Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from each of Deloitte & Touche LLP, KPMG LLP and Imowitz & Koenig LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)            Bring-down Comfort Letter. At Closing Time, the Representative shall have received from each of Deloitte & Touche LLP, KPMG LLP and Imowitz & Koenig LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g)           Approval of Listing. If at Closing Time the Securities shall not have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance, the Company will use its best efforts to complete such listing promptly following the Closing Time.

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(h)          Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(j)             Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.	Indemnification.

(a)           Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)           against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

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(b)          Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein.

(c)           Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified party or parties shall have the right to employ counsel to represent jointly such parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such indemnified party or parties against the indemnifying party under this Section 6, if: (i) the Company and the Underwriters shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. In respect of any claim or action the defense of which shall have been assumed by the indemnifying party, in accordance with this Section 6(c), each indemnified party shall have the right to participate in such litigation and to retain its own counsel at its own expense. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (a) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any

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such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.      Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such

23

Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.      Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities until the expiration of the applicable statute of limitations.

SECTION 9.	Termination of Agreement.

(a)           Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any new outbreak of hostilities or escalation of new or previously existing hostilities or other calamity or crisis or any change or development involving a material adverse change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or American Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the New York Stock Exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and

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provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 4 World Financial Center, New York, New York 10080, attention of Jeffrey Horowitz, with a copy to Mark Fisher, Esq., Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, NY 10022; and notices to the Company shall be directed to it at One Penn Plaza, Suite 4015, New York , NY 10119, attention of Joseph Bonventre, Esq, General Counsel.

SECTION 13.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of

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the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 15.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.   TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

LEXINGTON REALTY TRUST

By /s/ Patrick Carroll

Name: Patrick Carroll

Title: Executive Vice President

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By /s/ Brian C. Porter

Authorized Signatory

For itself and as Representative(s) of the other Underwriters named in Schedule A hereto.

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SCHEDULE A

Name of Underwriter	Principal Amount of Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,700,000
1,700,000
A.G. Edwards and Sons, Inc	1,700,000
Raymond James & Associates, Inc.	300,000
BB&T Capital Markets, a division of Scott and	300,000
Stringfellow, Inc.
KeyBanc Capital Markets, a division of McDonald	300,000
Investments Inc.
Ryan Beck & Co., Inc.	300,000

Total	6,000,000

Sch A-1

SCHEDULE B

LEXINGTON REALTY TRUST

(a Maryland real estate investment trust)

6,000,000 Shares Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share

1.             The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $25.00

2.             The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.2125, being an amount equal to the initial public offering price set forth above less $0.7875 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

3.	The dividend rate on the Securities will be 7.55% per annum.

4.	The shares may not be redeemed until on or after February 14, 2012.

Sch B-1

SCHEDULE C

Final Term Sheet

SCHEDULE D

SUBSIDIARIES

The Lexington Master Limited Partnership

Lepercq Corporate Income Fund L.P.

Lepercq Corporate Income Fund II, L.P.

Net 3 Acquisition L.P

Exhibit A

FORM OF OPINION OF COMPANY COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

Joseph Bonventre will give the following opinions as General Counsel:

(i)             The Company is duly qualified as a foreign corporation to transact business and is in good standing in the following jurisdictions [ ].

(ii)            Each of the Partnerships has the partnership power and authority to own and lease its assets and properties and conduct its business as now being conducted as described in the General Disclosure Package and the Prospectus. The Company, through its wholly owned subsidiary, is the sole general partner of the Partnerships.

(iii)           Each of the Partnerships is validly existing as a partnership in good standing under the laws of the jurisdiction of its organization, has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign partnership to transact business and is in good standing in the following jurisdictions [ ]. Except as otherwise disclosed in the Registration Statement, all of the partnership interests of each of the Partnerships have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of such counsel’s knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

Paul Hastings, Janofsky and Walker will give the following opinions:

(iv)          Based solely on SEC Confirmation, the Registration Statement, , has been declared effective by the Commission under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, based solely on SEC Confirmation, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(v)           The Registration Statement, and the Rule 430B Information, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(vi)          To our knowledge, the 1934 Act Reports incorporated by reference in the General Disclosure Package and the Prospectus (other than the financial statements, notes and supporting schedules and other financial and statistical information contained therein or omitted therefrom, as to which we express no opinion) at the time they became effective or were filed complied as to form in all material respects with the 1934 Act and the rules and regulations thereunder.

(vii)         To our knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Partnership or its or their property which, individually or in the aggregate, might have a Material Adverse Change, or might materially and adversely affect the consummation of the Purchase Agreement or which are required to be filed as an exhibit to any 1934 Act Report that are not so filed, and to our knowledge there is no contract, lease or other document, or statute, rule or regulation, of a character required to be filed as an exhibit to any 1934 Act Report that are not so filed; and the statements included or incorporated by reference in the General Disclosure Package and the Prospectus under the headings “Summary,” “Risk Factors,”, and “Underwriting” (other than relating to matters of tax law, Maryland law or to the Declaration of Trust of the Company with respect to which we express no opinion) insofar as such statements constitute summaries of the legal matters (including the terms of the Securities), documents or proceedings referred to therein have been reviewed by us, are correct in all material respects and the discussion thereunder does not omit any material provisions with respect to the matters covered and fairly presents the information called for with respect to such legal matters, documents and proceedings and fairly summarizes the matters therein described.

(viii)       No consent, approval, authorization, order, or filing or registration with any federal or State of New York court or governmental agency or body is required for the execution, delivery and performance of the Purchase Agreement by the Company, except for the filing of the Prospectus by the Company with the Commission pursuant to the 1933 Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated in the Purchase Agreement and in the General Disclosure Package and the Prospectus.

(ix)         The execution, delivery, and performance of the Purchase Agreement and the fulfillment of the terms thereof by the Company do not conflict with, breach or violate (A) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument filed or incorporated by reference as an exhibit to the Company’s or the MLP’s Form 10-K, as amended, for the year ended December 31, 2005 (collectively, the “Reviewed Agreements”); or (B) any New York State statute, law, rule, regulation, judgment, or, to our knowledge, order or decree applicable to the Company or the Partnerships of any New York court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Partnerships or any of its or their properties or, to our knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Partnerships pursuant to any of the Reviewed Agreements.

(x)           The Company is not, nor will it be after giving effect to the offering and sale of the Securities as contemplated by the Purchase Agreement and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the 1940 Act, as amended.

(xi) Commencing with its taxable year ended December 31, 1993, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code;

(xii)         Each Partnership will be treated for federal income tax purposes as partnerships and not as associations or publicly traded partnership taxable as corporations; and

(xiii)        The statements under the caption “Certain U.S. Federal Income Tax Considerations” in the General Disclosure Package and the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly summarize in all material respects such legal matters, documents and proceedings therein.

No fact has come to our attention that would lead us to believe that the Original Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Original Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement, including the Rule 430B Information (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, nothing has come to our attention that would lead us to believe that the General Disclosure Package (other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement) as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Maryland, upon the opinion of Venable LLP, special counsel to the Company (which opinion shall be dated and furnished to the Representative(s) at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that Venable LLP shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

EXHIBIT B

FORM OF MARYLAND COUNSEL OPINION

(i)             The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

(ii)            The Company has the trust power to own and lease its assets and properties and to conduct its business in all material respects as described in the preliminary prospectus supplement filed by the Company with the SEC on February 8, 2007 (the “Preliminary Prospectus Supplement”) and the final prospectus supplement filed by the Company with the SEC on February 9, 2007 (the “Prospectus Supplement”), including those descriptions incorporated by reference into the Preliminary Prospectus Supplement and the Prospectus Supplement from the Company’s Form 10-K for the year ended December 31, 2005 under the captions “Business” and “Management’s Discussion and Analysis of Results and Operations and Financial Condition” under the caption "Summary – Lexington Realty Trust" and to enter into and perform its obligations under the Purchase Agreement, including the issuance of the Securities.

(iii)           The authorized shares of beneficial interest of the Company is as set forth in the Prospectus Supplement under the caption “Description of Common Shares – General – Authorized Capital”.

(iv)        The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable. No personal liability will attach under the laws of the State of Maryland to shareholders of the Company for any debt or obligation of the Company solely as a result of their status as shareholders of the Company.

(v)         The issuance of the Securities is not subject to preemptive or other similar rights arising under applicable Maryland law, the Declaration of Trust or the Bylaws.

(vi)        The form of certificate used to evidence the Securities complies in all material respects with all applicable requirements of the Maryland REIT Law, the Declaration of Trust and Bylaws.

(vii)       The Securities will conform, in all material respects, to the description thereof contained in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption ["Description of Series D Preferred Shares]."

(viii)      The execution and delivery of the Purchase Agreement has been duly authorized by all necessary trust action of the Company. The Purchase Agreement has been executed and, so far as is known to us, delivered by the Company.

(ix)        The execution, delivery and performance of the Purchase Agreement, the consummation of the transactions contemplated thereby, including the issuance of the Securities, do not conflict with or result in a breach or violation of, or constitute a default under, (a) the Declaration of Trust or the Bylaws or (b) any Maryland law, or any decree, rule or regulation of any Maryland governmental authority applicable to the Company.

(x)         No approval, authorization, consent or order of or filing with any Maryland governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company is

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required in connection with the issuance and sale of the Securities or with the consummation by the Trust of the transactions contemplated by the Purchase Agreement (except that no opinion is expressed herein with respect to the applicability or effect of the securities laws of the State of Maryland).

(xi)        We have reviewed the information in the Preliminary Prospectus Supplement and the Prospectus Supplement under the captions "Summary" "Risk Factors," “Description of Series D Preferred Shares”, "Description of Common Shares," and "Certain Provisions of Maryland Law and of our Declaration of Trust and By-Laws" (including the description of the Securities) and, in each case to the extent that such information constitutes summaries of matters of Maryland law or summaries of certain provisions of the Declaration of Trust or Bylaws or other instruments or agreements governed by Maryland law, such information is correct in all material respects.

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